Exhibit 24(b)(6)(k)

AMENDMENT TO  RESTATED ARTICLES OFI NCORPORATION
PROVIDING FOR THE NAME CHANGE OF
VOYA INSURANCE ANO ANNUITY COMPANY

TO THE SECRETARY OF STATE
OF THE STATE OF IOWA

AND

COMMISSIONER OF INSURANCE OF THE STATE OF IOWA:

Pursuant to provisions of Section 490.1003, 490.1007 and 508.2 of the Code of Iowa and to effect the name change of the undersigned Corporation, the Corporation adopts the following amendment to the Restated Articles of Incorporation:

I.	The name of the Corporation is Voya Insurance and Annuity Company.

II.	The following amendment to Article I of the Restated Articles of Incorporation of Voya Insurance and Annuity Company replaces Article I in its entirety.
Article I
Name of Corporation
The name of the Corporation is Venerable Insurance and Annuity Company

Ill. The duly adopted Amended Articles of Incorporation, as hereby amended, supersede the Article I of the Restated Articles of Incorporation. The Amendment to the Restated Articles of Incorporation shall be effective on the later to occur of (a) 12:01 a.m. (EDT), September 1, 2019; or (b) 12:01 a.m. (EDT) on the date on which the Amendment shall be filed with, and accepted by, the Secretary of State of Iowa.

The Amendment to the Articles of Incorporation was duly approved by the Shareholder.
Dated at West Chester, Pennsylvania, on· this  4th  day of June, 2019.

Voya Insurance and Annuity Company

/s/ Patrick D. Lusk
Patrick D. Lusk, President

/s/ Timothy W. Brown
Timothy W. Brown, Corporate Secretary

STATE OF PENNSYLVANIA )
)
COUNTY OF CHESTER )

On this 4th day of June, 2019, before me, the undersigned, a Notary Public in and for the State of Pennsylvania, personally appeared Patrick D. Lusk, to me personally known, who being by me duly sworn, did say that he is the President of said Corporation executing the within and foregoing instrument to which this is attached, that the seal affixed thereto is the seal of said Corporation; that said instrument was signed and sealed on behalf of the Corporation by authority of its Board of Directors; and that the said Patrick D. Lusk as such officer acknowledged the execution of said instrument to be the voluntary act and deed of the said Corporation, by it and by him voluntarily executed .

/s/ Jacqueline L Monthei
Notary Public
(Notary Seal)

STATE OF PENNSYLVANIA )
)
COUNTY OF CHESTER )

On this 4th day of June, 2019, before me, the undersigned, a Notary Public in and for the State of Pennsylvania, personally appeared Timothy W. Brown, to me personally known, who being by me duly sworn, did say that he is the Corporate Secretary of said Corporation executing the within and foregoing instrument to which this is attached, that the seal affixed thereto is the seal of said Corporation; that said instrument was signed and sealed on behalf of the Corporation by authority of its Board of Directors; and that the said Timothy W. Brown as such officer acknowledged the execution of said instrument to be the voluntary act and deed of the said Corporation, by it and by him voluntarily executed .

/s/ Jacqueline L Monthei
Notary Public
(Notary Seal)